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                                                                     EXHIBIT 3.3
                                                                     -----------

                          TOMMY HILFIGER CORPORATION

                      (An International Business Company)

                      CERTIFIED TRUE COPY OF A RESOLUTION
                       ADOPTED BY THE BOARD OF DIRECTORS
                  PURSUANT TO THE ARTICLES OF ASSOCIATION OF
                 THE COMPANY ON THE 18/th/ DAY OF JANUARY, 1999


AMENDMENT TO ARTICLES OF ASSOCIATION
------------------------------------

RESOLVED, that Article 108 of the Corporation's Articles of Association (the "Articles") be and hereby is amended to add the following sentence at the end thereof: "Section 56(3A) of the Act shall not apply to any agreement or transaction between (a) the Company and (b) one or more of its directors, or any person in which any director has a financial interest or to whom any director is related, including as a director of that other person."


Dated this 20/th/ day of January, 1999.


                            /s/ Richard Parsons
                            --------------------------------------------
                            HWR SERVICES LIMITED
                            Registered Agent